As filed with the U.S. Securities and Exchange Commission on May 18, 2026

Registration No. 333-[      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEBUY GLOBAL LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

35 Tampines Street 92

Singapore 528880
+65 8859 9762
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yarona L. Yieh, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
212-588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 18, 2026

WEBUY GLOBAL LTD

Up to 1,139,472 Class A Ordinary Shares

This prospectus relates to the proposed resale or other disposition, from time to time by a selling shareholder identified herein (the “Selling Shareholder”), of up to 1,139,472 Class A ordinary shares, par value $0.0000462 per share (the “Shares”) of WEBUY GLOBAL LTD.

The Shares were issued and sold to the Selling Shareholder in a private placement that closed on April 3, 2026 (the “Private Placement”) pursuant to a securities purchase agreement between the Company and the Selling Shareholder, dated February 19, 2026, as amended on February 20, 2026. The Selling Shareholder may from time to time sell, transfer or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 23 of this prospectus for more information. We are not selling any securities in this offering, and we will not receive any proceeds from the sale of any Shares by the Selling Shareholder.

The Selling Shareholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. This prospectus provides a general description of the securities being offered. You should read this prospectus before you invest in any of our securities.

Our Class A ordinary shares of par value US$0.0000462 each (“Class A Ordinary Shares”) are quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WBUY”. The last reported sale price of our Class A Ordinary Shares on May 13, 2026 as reported on Nasdaq, was US$1.19 per Class A Ordinary Share. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$0.87 and US$9.29 per Class A Ordinary Share, respectively. We have recently experienced price volatility in our share price. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report for the fiscal year ended December 31, 2025, as amended, initially filed with the SEC on April 29, 2026 (the “2025 Annual Report”).

Our authorized share capital is a dual class structure consisting of Class A Ordinary Shares and class B ordinary shares of a par value of US$0.0000462 each (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to ten (10) votes. A holder of Class B Ordinary Shares is not entitled to any dividend or distribution made by the Company, save for any distribution to shareholders in the event of the liquidation of the Company.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 7 for more information.

We are an exempted company incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore and Indonesia. The Class A Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the U.S. Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2026

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. Neither we nor the Selling Shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholder may, from time to time, offer and sell up to an aggregate of 1,139,472 Class A Ordinary Shares as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Class A Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

ii

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from the 2025 Annual Report.

Except where the context otherwise requires and for purposes of this annual report only, references to:

●	“ATPL” are to Altitude Travel Pte. Ltd., formerly Bear Bear Pte. Ltd., a wholly owned subsidiary of WeBuy;

●	“AMPL” are to Altitude MICE Pte. Ltd., formerly Webuy Advisory Pte. Ltd., a wholly owned subsidiary of WeBuy;

●	“New Retail” are to New Retail International Pte. Ltd., a wholly owned subsidiary of WeBuy;

●	“PTBK” are to PT Buah Kita Retail, a wholly owned subsidiary of PTWB;

●	“PTWB” are to PT Webuy Social Indonesia a 95% owned subsidiary of New Retail;

●	“PTWT” are to PT Webuy Travel Indonesia, a 70% owned subsidiary of PTWB;

●	“Subsidiaries” are to New Retail International Pte Ltd., Altitude MICE Pte. Ltd, Altitude Travel Pte. Ltd., The Shopaholic Bear Pte Ltd., PT Webuy Social Indonesia, PT Buah Kita Retail, PT Webuy Travel Indonesia, Webuy Travel Pte. Ltd., Webuy Prime Indonesia, and PT Travel With Webuy;

●	“TSB” are to The Shopaholic Bear Pte Ltd., a wholly owned subsidiary of New Retail;

●	“WTPL” are to Webuy Travel Pte. Ltd., a wholly owned subsidiary of New Retail.

●	“WPI” are to Webuy Prime Indonesia, a 99% owned subsidiary of New Retail;

●	“TWW” are to PT Travel With Webuy, a 99% owned subsidiary of WTPL;

●	“We”, “us”, “our”, the “Company”, and “our company” are to WeBuy and its Subsidiaries; and

●	“Webuy” are to WEBUY GLOBAL LTD, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Corporate Structure

The following is an organizational chart setting forth our corporate structure as of the date of this prospectus.

Business Overview

We are an Asia-focused travel services company that operates a technology-enabled travel platform serving outbound and inbound travel demand across key regional markets, including Singapore, Indonesia, Malaysia, and China. Through our WeTrip platform, we primarily serve international travelers from western markets, including the United States, the United Kingdom, and Australia, who travel to China and other destinations in Asia. In Southeast Asia, particularly Singapore and Indonesia, we serve outbound travel demand from local customers through our Webuy Travel brand, which focuses on providing affordable yet high-quality travel experiences to destinations worldwide. We also operate the Altitude brand, which is designed to serve customers seeking more curated and premium travel experiences through an advisory-based service model supported by immersive destination presentation and AI-assisted personalization tools.

Following the Company’s strategic focus on its travel business, Webuy has transitioned toward travel-related operations supported by a technology-enabled operating model. This model integrates digital tools and data-driven capabilities designed to support customer acquisition, itinerary personalization, and travel service delivery across the Company’s platforms.

Prior to the third quarter of 2025, we primarily operated a community e-commerce retail business focused on grocery and daily essentials. Through that business, we developed a base of community users and capabilities in digital marketing, social commerce, and group-based customer engagement. Beginning in the third quarter of 2025, we transitioned our primary business focus from community e-commerce to travel services and related technology infrastructure. As a result, we have limited operating history in the travel services industry, and our future results of operations may not be comparable to our historical results. See “Risk Factors — Risks Related to Our Business and Industry” as set forth in our 2025 Annual Report.

Our Business Model

Our travel business is organized around three principal operating areas:

Customer acquisition and sales enablement.

We use digital marketing, social commerce, and AI-based tools across online and offline channels to identify customer demand, support our sales teams, and facilitate lead conversion. For internal operational functions, including customer inquiry handling, marketing content generation, and sales workflow automation, we primarily utilize commercially available third-party AI software solutions integrated into our operational processes.

Product design and fulfillment.

We are developing an internally developed AI Travel Assistant device as part of our WeTrip platform, designed to support travelers during their journeys by providing AI-guided destination commentary, multilingual translation, conversational question-and-answer interaction, and personalized travel recommendations. For internal operational purposes, we utilize third-party, off-the-shelf AI tools, including AI chat assistants, workflow automation agents, and AI-based content generation tools, to support employee productivity and daily operational tasks.

Community engagement and customer retention.

We leverage community leaders, group-based social engagement, and customer programs to support brand awareness and repeat customer activity. We are developing the Golden Circle initiative, a loyalty and engagement program designed to support recurring customer interaction and retention. The Golden Circle initiative is in an early stage of development.

Our Services

We currently operate our travel business through three principal brands:

WeTrip

Our WeTrip platform provides travel booking services, itinerary planning, travel product distribution, and inbound China travel services through strategic partnerships. We distribute travel products through both online and offline channels and engage customers through digital marketing and social commerce tools.

Webuy Travel

Our Webuy Travel brand focuses on outbound travel services for customers in Southeast Asia, particularly Singapore and Indonesia. Through this brand, we provide travel booking services, curated tour packages, itinerary planning, and travel product distribution across multiple destinations worldwide. Our offerings include group tours with fixed itineraries, customized private tours, and “free and easy” travel packages that allow customers to travel independently with pre-arranged accommodations and travel arrangements. We distribute these travel products through both online and offline channels and engage customers through digital marketing and social commerce tools.

Altitude

Our Altitude brand is designed to serve the premium travel segment through a curated advisory model that uses content-based product presentation and AI-assisted personalization tools.

Our Markets

We currently operate in Singapore, Indonesia, and Malaysia and serve both outbound travel demand from these markets and inbound travel demand to China. In Indonesia, we have expanded our operations to include a presence in Surabaya. The travel markets in Southeast Asia and the China inbound travel corridor represent large addressable markets, although we face substantial competition from established online travel agencies, traditional travel service providers, and other technology-enabled platforms. See “Risk Factors — Risks Related to Our Business and Industry — We have a limited operating history in the travel services industry, and our historical results of operations may not be indicative of our future performance” in our 2025 Annual Report.

Business Transition

Our transition from community e-commerce to travel services reflects our assessment that the travel business has different margin and cash flow characteristics compared to our prior grocery business. However, we have a limited operating history in travel services, and there can be no assurance that we will achieve the margin profiles or operating efficiencies that we anticipate. Our ability to grow our travel business is subject to a number of risks and uncertainties, including competition, regulatory developments, capital availability, and our ability to attract and retain customers. See “Risk Factors.” In 2026, we intend to continue expanding our travel operations across Southeast Asia, further develop our AI-based operating tools, and advance our multi-brand strategy. Our ability to execute these initiatives is subject to market conditions, regulatory developments, competitive dynamics, capital availability, and operational performance.

Competitive Strengths

Digital marketing and customer acquisition capabilities

Through our prior community e-commerce operations and our current travel business, we have developed operational experience in digital marketing, social commerce, localized customer acquisition, and cross-border travel demand generation across multiple Southeast Asian markets. We utilize these capabilities to acquire customers and generate travel bookings through both online and offline channels, and we seek to apply them as we expand into additional markets, including the China inbound travel corridor. Our ability to successfully leverage these capabilities in new markets and geographies is subject to a number of risks and uncertainties. See “Risk Factors — Risks Related to Our Business and Industry.”

Technology-enabled operating model

We are building an operating model that applies AI-based tools across multiple stages of our travel business, including customer acquisition, sales support, itinerary generation, product matching, and travel fulfillment. We seek to integrate customer data, product data, and operational data across these functions to support decision-making and service delivery.

Community engagement experience

Our prior community e-commerce business provided us with experience in group-based customer engagement, social referral-driven marketing, and localized demand aggregation. We seek to apply this experience to our travel business to support customer acquisition and retention, including through our Golden Circle loyalty and engagement program, which is currently in an early stage of development.

Multi-brand approach

We operate our travel business through three brands: WeTrip, which serves the broader travel market; Webuy Travel, which focuses on providing affordable yet high-quality travel experiences to destinations worldwide; and Altitude, which is designed to serve the premium travel segment. This multi-brand structure is intended to enable us to address different customer segments and price points.

Presence in large addressable markets

We operate in Singapore, Indonesia, and Malaysia and serve both outbound travel demand from these markets and inbound travel demand to China. We believe that these travel corridors represent significant market opportunities.

Our Customers

Our customers primarily consist of individual consumers and small groups purchasing travel-related services through our platforms and brands, including WeTrip, Webuy Travel, and Altitude. These customers are generally retail travelers seeking outbound or inbound travel services, including group tours, customized itineraries, and independent travel arrangements.

We serve customers across multiple geographic markets. In Southeast Asia, particularly Singapore and Indonesia, our customers are primarily local residents purchasing outbound travel products to destinations worldwide. Through our WeTrip platform, we also serve international travelers, including customers from the United States, the United Kingdom, and Australia, who seek inbound travel services to China and other destinations in Asia.

Our customer base is diversified, and no single customer accounted for a significant portion of our total revenue during the periods presented. We generally do not enter into long-term contractual arrangements with individual customers, and transactions are typically conducted on a per-booking basis.

Our customer acquisition relies primarily on digital marketing channels, social commerce platforms, and community-based engagement models. We also utilize offline sales channels, including travel consultants and physical events, to support customer conversion and engagement.

Demand for our services is subject to seasonal trends, with peak travel periods typically occurring during major holiday seasons, including school holidays and year-end holidays in our operating markets. Customer purchasing behavior may also be influenced by macroeconomic conditions, travel restrictions, and other external factors that affect discretionary consumer spending.

As we have transitioned our business focus from community e-commerce to travel services beginning in the third quarter of 2025, our current customer base differs from our historical customer base. While we seek to leverage prior experience in community-based engagement and customer acquisition, there can be no assurance that we will be able to successfully attract, retain, or expand our customer base in the travel services industry.

Data Security and Protection

We operate with a comprehensive security system that covers our platform, data and services. To ensure that customers’ card details are kept confidential and secure and that Webuy does not access or retain their card information, we partner with online payment service provider - Red Dot Payment and Airwallex Payment gateway to handle the payment transactions.

We have a cyber-security policy in place, and rely on various mobile features to enhance cyber security. For instance, we use high-strength encryption algorithms such as AES to encrypt removable disks. As the encrypted removable disk can only be used inside the company, if the employees attempt to bring it outside of the company premises, they be unable to access the disk.

We also have in place hardware and device management system, containing features such as a hardware change alarm, USB port management and disable devices such as FireWire, PCMCIA bus, and disable CD-ROM.

Document and data encryption is also used to enhance data security. For instance, we make use of real-time encryption and decryption to encrypt files created by users in real time, which automatically decrypts during access to prevent it from being accessed externally. Other encryptions include smart encryption to combine sensitive content identification technology with document transparent encryption technology - newly created files will be scanned in real time and sensitive content will be encrypted. We also make use of shear plate control technology, which controls the clipboard usage rights between authorized software users and unauthorized software users. This restricts the right to prohibit ciphertext copying to plaintext, while allowing copying between ciphertexts.

We also conduct sensitive content analysis, with a data classification library which contains classification rules, and sensitive content scanning which allows for a quick analysis of whether the documents contain sensitive data upon scanning the documents.

Our login method for the server is designed to prevent intrusion. It incorporates OpenVPN’s proprietary network authentication and disables direct login by password, replacing it with a 22 port login. We also make use of Alibaba’s cloud backend management system, which uses an enhanced two-step verification.

Implication of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (“HFIAA”), which eliminates the exemption to comply with Section 16 of the Exchange Act. Beginning March 18, 2026, our directors and officers of foreign private issuers are required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Recent Developments

Initial Public Offering

On October 20, 2023, the Company completed its initial public offering. In this offering, the Company issued 3,800,000 ordinary shares of par value US$0.000000385 each (“ordinary shares”) at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$15,200,000 before deducting any underwriting discounts and expenses. The ordinary shares began trading on October 19, 2023 on the Nasdaq Capital Market under the ticker symbol “WBUY.”

On November 3 and November 24, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 150,000 and 420,000 ordinary shares, respectively. The Company received gross proceeds of US$2,280,000 in the aggregate before deducting underwriting discounts and expenses.

The ordinary shares issued by the Company in connection with the initial public offering were subsequently re-designated and re-classified as Class A ordinary shares with a par value of US$0.000000385 each on a one-to-one- basis on March 8, 2024.

Change of Directors and Management

On December 14, 2023, Ms. Lixia Tu tendered her resignation as an independent director, the chairwoman of the Audit Committee, and a member of the Nominating Committee and the Compensation Committee of the Company, effective December 14, 2023. On February 1, 2024, at the recommendation of the Nominating Committee and the Compensation Committee, the Board of Directors approved and confirmed the appointment of Ms. Fangqin Lin as the succeeding independent director, the chairwoman of the Audit Committee and a member of the Nominating Committee and the Compensation Committee of the Company, effective February 1, 2024.

On May 31, 2025, Ms. Fangqin Lin tendered her resignation as an independent director, the chairwoman of the Audit Committee, and a member of the Nominating Committee and the Compensation Committee of the Company, effective June 1, 2025. On June 12, 2025, Mr. Heng Wee Koon was appointed as an independent director and as chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee of the Company, effective June 12, 2025.

On September 25, 2025, Mr. Heng Wee Koon notified the Company of his resignation as an independent director, effective September 25, 2025.

On October 22, 2025, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Ms. Amanda Guo Jie was appointed as independent director and chair of audit committee of the Company, effective October 22, 2025.

On October 23, 2025, Ms. Phang Ai Lian notified the Company of her resignation as the Chief Financial Officer, effective October 23, 2025. On October 22, 2025, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Mr. Youyi Zhang was appointed as the Chief Financial Officer, effective October 23, 2025.  On October 23, 2025, approved by the Board of Directors, Ms. Phang Ai Lian was appointed as the Chief Operating Officer, effective October 23, 2025.

On December 24, 2025, the Board of Directors of the Company has approved the resignation of Ms. Michelle Ting Ting Tan as a director of the Company.

General Shareholders Meetings

On March 8, 2024, the Company held an extraordinary general shareholder meeting (“EGM”) and effected amendments to its amended and restated memorandum and articles of association, under which the authorized share capital of the Company of US$100,100, which was divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, was redesignated into (a) 259,950,000,000 Class A ordinary shares of a par value of US$0.000000385 each, and (b) 50,000,000 Class B ordinary shares of a par value of US$0.000000385 each, and the 21,395,400 authorized and issued and outstanding ordinary shares held by BIN XUE, GBUY GLOBAL LTD, and WEBUY TALENT LTD were re-designated and re-classified as 21,395,400 Class B ordinary shares with a par value of US$0.000000385 each.

On December 18, 2024, the Company held an annual general shareholder meeting (“AGM”) at which the shareholders approved, among others, a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of not less than one (1)-for-ten (10) and not more than one (1)-for-forty (40) (the “Range”), with the exact ratio within the Range and the exact date to be determined by the Board in its sole discretion within 1 year. On January 15, 2025, the Board approved a share consolidation at a ratio of one (1)-for-forty (40), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, divided into (a) 259,950,000,000 Class A ordinary shares of a par value of US$0.000000385 each and (b) 50,000,000 Class B ordinary shares of a par value of US$0.000000385 each to US$100,100 divided into 6,500,000,000 shares of a nominal or par value of US$0.0000154 each in the share capital of the Company divided into 6,498,750,000 Class A ordinary shares of a nominal or par value of US$0.0000154 each and 1,250,000 Class B ordinary shares of a nominal or par value of US$0.0000154 each.

On March 21, 2025, the Company held an EGM and effected (i) a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of one (1)-for-three (3), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 6,500,000,000 ordinary shares of a par value of US$0.0000154 each comprising (a) 6,498,750,000 Class A ordinary shares of a par value of US$0.0000154 each and (b) 1,250,000 Class B ordinary shares of a par value of US$0.0000154 each, to US$100,100 divided into 2,166,666,666.666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A ordinary shares of a par value of US$0.0000462 each and (b) 416,666.666 Class B ordinary shares of a par value of US$0.0000462 each; and (ii) immediately following the share consolidation becoming effective, the authorized but unissued share capital of the Company was diminished by US$0.0000308 by the cancellation of the 0.666 authorized but unissued Class B ordinary shares with par value of US$0.0000462 each in the capital of the Company (the “Diminution”) such that immediately following the Diminution, the authorized share capital of the Company was US$100,099.9999692 divided into 2,166,666,666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A ordinary shares of a par value of US$0.0000462 each and (b) 416,666 Class B ordinary shares of a par value of US$0.0000462 each.

Adoption of Share Incentive Plan

On December 16, 2024, the Company adopted a 2024 equity incentive plan (the “2024 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2024 Plan had a maximum number of 4,200,000 Class A ordinary shares of par value US$0.000000385 each of the Company available for issuance pursuant to all awards under the 2024 Plan. On December 20, 2024, the Company issued 4,200,000 Class A ordinary shares of par value US$0.000000385 each under the 2024 Plan to certain employees of the Company as compensation for their continued service in the Company.

On December 31, 2025, the Company adopted a 2025 equity incentive plan (the “2025 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Plan has a maximum number of 334,859 Class A ordinary shares of the Company available for issuance pursuant to all awards under the 2025 Plan. On January 30, 2026, the Company issued 334,859 Class A Ordinary Shares under the 2025 Plan to certain employees of the Company as compensation for their continued service in the Company.

Follow-on Offerings

Self-Underwritten Offering

On May 2, 2024, and May 17, 2024, the Company completed a self-underwritten offering, wherein the Company issued 9,999,999 Class A ordinary shares of par value US$0.000000385 each at an issue price of US$0.29 per share. The Company received gross proceeds in the amount of US$2,900,000 before deducting any related expenses.

Convertible Debenture

On July 26, 2024, the Company entered into a securities purchase agreement with an accredited investor (the “Investor”) to place a Senior Secured Convertible Note (the “Note”) with a maturity date of 24 months after the issuance thereof in the aggregate principal amount of up to $2,400,000 (the “Transaction”), provided that in case of an event of default, the maturity date of the Note may be accelerated and be immediately due and payable. In addition, the Company paid to the Investor a $70,000 commitment fee at the closing.

The Investor may convert the Note in its sole discretion to Company’s Class A ordinary shares at $0.213, or 150% of the VWAP of the Class A ordinary shares on the trading day preceding the Note issuance, provided that the conversion price may not be less than $0.029, which was the floor price. The Investor may not convert any portion of a Note if such conversion would result in the Investor beneficially owning more than 4.99% (the “Maximum Percentage”) of Company’s then issued and Class A ordinary shares, provided, if at any time after the date hereof the Investor beneficially owns in excess of 4.99% of the Class A ordinary shares in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99%. As of the date of this prospectus, the Company has repaid all the remaining balance on the Note.

2024 Registered Direct Offering

On December 16, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”): (i) 5,372,792 Class A ordinary shares of the Company, par value $0.000000385 per share, at a purchase price of $0.1756 per share; and (ii) pre-funded warrants to purchase up to 15,640,447 Class A ordinary shares par value $0.000000385 per share (the “Pre-Funded Warrants”) at a purchase price of $0.1755, being the purchase price for the shares issued in the 2024 Registered Direct Offering, less the exercise price of $0.0001 per share.

The Registered Direct Offering closed on December 17, 2024. The Company received approximately $3.7 million in gross proceeds from the Registered Direct Offering, before deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the Registered Direct Offering for working capital and general corporate purposes.

The Pre-Funded Warrants were sold to the Purchasers, whose purchase of the Shares in the Registered Direct Offering would otherwise have resulted in the Purchasers, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the issued and outstanding share capital of the Company following the consummation of the Registered Direct Offering. Each Pre-Funded Warrant represents the right to purchase one Class A Ordinary Share at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full (subject to the beneficial ownership limitation described above).

The Shares, the Pre-Funded Warrants and the Class A ordinary shares underlying the Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-283356), previously filed and declared effective by the SEC on December 3, 2024, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated December 16, 2024.

On December 16, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with D. Boral Capital LLC (“DBC” or the “Placement Agent”), pursuant to which the Company engaged DBC as the exclusive placement agent in connection with the Registered Direct Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares and the Pre-Funded Warrants. In addition, under the Placement Agency Agreement, the Company agreed to pay the Placement Agent a placement agent fee in cash equal to seven percent (7.0%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by them in connection with the Registered Direct Offering in an amount not to exceed $180,000. Furthermore, the Placement Agent was granted a right of first refusal for a period of six (6) months from the closing date of the Registered Direct Offering.

2025 Follow-on Offering

On July 30, 2025, the Company entered into certain securities purchase agreements (the “2025 Purchase Agreement”) with certain institutional investors named thereto (the “2025 Purchasers”), pursuant to which the Company agreed to issue and sell, in a best-effort offering: (i) 721,918 Class A ordinary shares of the Company, par value $0.0000462 per share, at a purchase price of $3.65 per share; and (ii) pre-funded warrants to purchase up to 100,000 Class A ordinary shares, par value $0.0000462 per share, (the “2025 Pre-Funded Warrants”) at a purchase price of $3.6499,  being the purchase price for Class A ordinary shares issued in the 2025 Follow-on Offering, less the exercise price of $0.0001 per share. This offering closed on August 1, 2025. The Company received approximately $3 million in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses. The Company intended to use the net proceeds from the offering for development of AI travel assistant platform, research and development for AI-integrated travel hardware, and general working capital purposes.

The Class A ordinary shares, the 2025 Pre-Funded Warrants and the Class A ordinary shares underlying the 2025 Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form F-1 (File No.333-288310) (the “Registration Statement”), previously filed and declared effective by the Securities and Exchange Commission (the “SEC”) on June 27, 2025, and as further amended by the Post-effective Amendment No.1, No.2 and No.3 to the Registration Statement, filed with the SEC on July 1, 2025, July 14, 2025, and July 16, 2025, respectively, and declared effective by the SEC on July 18, 2025.

On July 30, 2025, the Company entered into a placement agency agreement (the “2025 Placement Agency Agreement”) with DBC, pursuant to which the Company engaged DBC as the exclusive placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares and the Pre-Funded Warrants. In addition, under the 2025 Placement Agency Agreement, the Company agreed to pay the Placement Agent a placement agent fee in cash equal to six and a half percent (6.5%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the DBC at closing for legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $120,000.

2026 PIPE Offering

On February 19, 2026, the Company entered into a securities subscription agreement, as amended (the “Securities Subscription Agreement”) with Zheng Mingjie, pursuant to which the Company agreed to issue and sell to Zheng Mingjie its Class A Ordinary Shares (the “PIPE Shares”) for an aggregate purchase price of $1,000,000, at a purchase price per share equal to 90% of the average closing price of the Company’s Class A Ordinary Shares on the Nasdaq Capital Market for the five (5) trading days immediately preceding the closing date. The Company received $600,000 on February 19, 2026 and the remaining $400,000 on March 13, 2026. Based on the pricing formula set forth in the Securities Subscription Agreement, the purchase price per share was calculated to be $0.8776. Accordingly, the Company issued 1,139,472 PIPE Shares to Zheng Mingjie on March 24, 2026.

Equity Line of Credit

On March 23, 2026, the Company entered into an ordinary share purchase agreement, dated as of March 23, 2026 (the “Ordinary Share Purchase Agreement”), with an institutional investor (the “ELOC Investor”) , whereby the Company has the right, but not the obligation, to sell to the ELOC Investor , and the ELOC Investor is obligated to purchase up to $20,000,000 of the Company’s Class A Ordinary Shares. Concurrently with the execution of the Ordinary Share Purchase Agreement, the Company and the ELOC Investor also entered into a Registration Rights Agreement, dated as of March 23, 2026, between the Company and the ELOC Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements to register under the Securities Act the offer and resale by the ELOC Investor of all of the Class A Ordinary Shares that may be issued and sold by the Company to the ELOC Investor from time to time under the Ordinary Share Purchase Agreement (each, a “Registration Statement”).

2026 Second PIPE Offering

On April 15, 2026, the Company entered into a share purchase agreement with Mr. Bin Xue, the CEO of the Company (the “2026 Second PIPE Agreement”), pursuant to which Mr. Xue agreed to purchase, and the Company agreed to sell and issue, 100,000 Class B Ordinary Shares (the “Purchased Shares”) at a purchase price per share equivalent to the market price per Class A Ordinary Share as quoted on the Nasdaq Capital Market. The aggregate subscription amount payable by Mr. Xue under the 2026 Second PIPE Agreement for the 100,000 Class B Ordinary Shares is US$117,000 (the “Purchase Price”), based on the purchase price of US$1.17 per share. The Company received the Purchase Price and issued the Purchased Shares on April 21, 2026.

Nasdaq Listing Standards and Compliance Status

2024 Nasdaq Trading Suspension, Appeal and Reinstation

On January 26, 2024, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(a)(2) (the “Rule”), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days, the Company failed to meet the aforesaid requirement. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until July 25, 2024, to regain compliance with the Rule. Subsequently, on July 25, 2024, the Company was provided an additional 180 calendar-day compliance period, or until January 21, 2025, to demonstrate compliance.

On January 22, 2025, the Company received a delisting notice from Nasdaq due to non-compliance with the $1.00 minimum bid price requirement. Following the expiration of the second 180-day compliance period on January 21, 2025, Nasdaq suspended trading of the Company’s shares on January 31, 2025. As a result, the Company’s Shares were trading on the OTC market due to the implementation of new Nasdaq regulations that mandate immediate delisting after the second compliance period.

To regain its Nasdaq listing, the Company formally appealed the decision and presented its compliance plan at a hearing on February 27, 2025.

On March 21, 2025, the Panel granted the Company’s request for an exception to regain compliance with the Bid Price Rule. As a condition of continued listing, the Company had to demonstrate compliance by May 2, 2025, and provide prompt notification of any significant developments affecting its status.

On April 30, 2025, the Company received a letter from Nasdaq confirming that the Company has demonstrated compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules, as required by the Panel decision. Consequently, the Company’s shares had been reinstated to trade on the Nasdaq Capital Market, effective May 8, 2025.

2026 Nasdaq Minimum Stockholders’ Equity Deficiency Notice and Compliance Plan

On January 5, 2026, the Company received a notice from the staff of the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

The Minimum Stockholders’ Equity Rule requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. Based on the Company’s unaudited condensed interim consolidated financial statements as of June 30, 2025, as reported in its Form 6-K filed on October 29, 2025, the Company reported stockholders’ equity of $364,854 and, as of January 5, 2026, did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. In accordance with Nasdaq Listing Rules, the Company was provided 45 calendar days, or until February 19, 2026, to submit a plan to regain and sustain compliance with the Minimum Stockholders’ Equity Rule.

On February 19, 2026, the Company submitted its compliance plan to Nasdaq. As described in such plan, the Company expects to regain compliance with the Minimum Stockholders’ Equity Rule, including through anticipated improvements in stockholders’ equity to be reflected in its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as well as through certain capital markets transactions and strategic initiatives. On May 6, 2026, the Company received formal notice from Nasdaq confirming that the Company has demonstrated compliance with Nasdaq Listing Rule 5550(b)(1), based on the Company’s Form 20-F for the year ended December 31, 2025, evidencing stockholders’ equity of $3,291,706, and the matter was closed.

Risk Factor Summary

Below please find a summary of the principal risks and uncertainties related to this Resale, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information — 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Taxation

●	Tax leakage may arise from Indonesian withholding taxes and uncertainty in treaty benefits on the upstreaming of profits from our Indonesian subsidiaries. (on page 15)

Risks Related to the Resale Offering

●	It is not possible to predict the actual number of shares we will sell under the Ordinary Share Purchase Agreement to the Selling Shareholder, or the actual gross proceeds resulting from those sales. (on page 14)

●	Our ability to sell the maximum number of shares permitted to be sold under the Ordinary Share Purchase Agreement to the Selling Shareholder may be limited by its terms and conditions. (on page 14)

●	The sale and issuance of Class A Ordinary Shares to the Selling Shareholder may cause dilution to our existing shareholders, and the sale of the Class A Ordinary Shares acquired by the Selling Shareholder, or the perception that such sales may occur, could cause the price of our Class A Ordinary Shares to fall. (on page 15)

●	Investors who buy shares at different times will likely pay different prices. (on page 15)

●	Our management team will have broad discretion over the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully. (on page 15)

Corporate Information

Our principal executive office is located at 35 Tampines Street 92, Singapore 528880. The telephone number of our principal executive offices is +65 8859 9762. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 E 42nd St, 18th Fl., New York, NY 10168. We maintain a website at www.webuysg.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website. It is included solely as an inactive textual reference.

THE OFFERING

Class A Ordinary Shares offered by the Selling Shareholder:	Up to 1,139,472 Class A Ordinary Shares

Selling Shareholder	Zheng Mingjie

Class A Ordinary Shares issued and outstanding prior to completion of this Offering	5,202,808 Class A Ordinary Shares

Class A Ordinary Shares issued and outstanding after giving effect to the sale of the shares registered hereunder by the Selling Shareholder	5,202,808 Class A Ordinary Shares

Plan of Distribution:	The Selling Shareholder, and any of his pledgees, and successors-in-interest, may offer or sell the Resale Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may also resell the Resale Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 23 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Use of Proceeds:	We will not receive any proceeds from the sales of issued and outstanding Class A Ordinary Shares by the Selling Shareholder. See “Use of Proceeds” on page 18 of this prospectus.

Risk Factors:	Investing in our Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 of this prospectus, the “Risk Factors” section in our 2025 Annual Report, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in our Class A Ordinary Shares.

Trading market and symbol:	Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “WBUY”.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2025 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Class A ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Taxation

Tax leakage may arise from Indonesian withholding taxes and uncertainty in treaty benefits on the upstreaming of profits from our Indonesian subsidiaries.

Our revenue-generating operations are conducted, in material part, through our Indonesian subsidiaries. As of the date of this prospectus, our Indonesian subsidiaries have not declared or paid any dividends. If and when our Indonesian subsidiaries generate distributable profits, we intend to upstream such profits through our Singapore intermediate holding entities.

Dividends paid by our Indonesian subsidiaries to our Singapore entities may qualify for a reduced withholding tax rate of 10% (where the Singapore recipient directly holds at least 25% of the capital or voting power of the Indonesian payer) or 15% (in all other cases) under the Indonesia–Singapore Double Taxation Avoidance Agreement. The availability of these reduced rates is conditional, among other things, on the Singapore recipient being the beneficial owner of the dividends, the timely submission of a Certificate of Domicile (Form DGT), and satisfaction of the principal purpose test under the Indonesia–Singapore Double Taxation Avoidance Agreement. There can be no assurance that such conditions will be satisfied in any particular case or that the Indonesian tax authorities will not challenge the availability of treaty benefits. If the conditions for treaty benefits are not met, dividends would be subject to Indonesian withholding tax at the domestic rate of 20%, which would adversely affect the amount of cash available for upstreaming to our holding company and ultimately for distribution to our shareholders.

Dividends received by our Singapore entities are generally exempt from Singapore income tax under the one-tier system and may be distributed onward to our Cayman Islands holding company without additional withholding tax. Although we do not currently intend to distribute dividends directly from our Indonesian subsidiaries to our Cayman Islands holding company, any such direct distribution would generally be subject to Indonesian withholding tax at the statutory rate of 20%, as Indonesia and the Cayman Islands do not have a double taxation agreement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere incorporated by reference in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	assumptions about our future financial and operating results, including revenue, interest rates, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion plan, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in a changing e-commerce industry;

●	our ability to raise sufficient funds to carry out our proposed business plan or failure to manage future growth effectively;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand awareness;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the e-commerce industry;

●	our ability to execute prospective business plans;

●	future decisions by management in response to changing conditions;

●	misjudgments in the course of preparing forward-looking statements;

●	consumers’ and businesses’ willingness to purchase products or services over the Internet;

●	developments in alternative community e-commerce retailors or our inability to satisfy the demand of the existing and potential customers;

●	inability to design, develop, market and sell products or provide services that address additional market opportunities;

●	disruption of supply or shortage of raw materials;

●	our limited operating history by which performance can be gauged;

●	our ability to manage our research, development, expansion, growth and operating expenses;

●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder. All of the net proceeds from the sale of our Class A Ordinary Shares will go to the Selling Shareholder as described below in the sections entitled “Selling Shareholder” and “Plan of Distribution”. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholder will pay any brokers or similar commissions, or any legal fees or other costs, if any, incurred for the sale of the Shares.

DETERMINATION OF OFFERING PRICE

The Selling Shareholder will offer the Shares at the prevailing market prices or privately negotiated prices. The offering price of our Class A Ordinary Shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Class A Ordinary Shares may not trade at the market prices in excess of the offering prices for Class A Ordinary Shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING SHAREHOLDER

The Class A Ordinary Shares being offered by the Selling Shareholder are those previously issued to the Selling Shareholder. We are registering our Class A Ordinary Shares in order to permit the Selling Shareholder to offer the Shares for resale from time to time. The Selling Shareholder has not had any material relationship with us within the past three years, except for the purchase of securities in the Private Placement.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the Class A Ordinary Shares held by the Selling Shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder as of the date hereof. The third column shows the ownership of such shares as a percentage of the 5,202,808 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. The fourth column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholder. The fifth column shows the ownership of the shares being offered hereby as a percentage of the 5,202,808 Class A Ordinary Shares issued and outstanding after the offering, assuming the offering was completed on the date of this prospectus. The sixth column shows how many shares the Selling Shareholder would own after the offering and assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

In accordance with the terms of a registration rights agreement with the Selling Shareholder, this prospectus generally covers the resale of the Class A Ordinary Shares offered hereby.

Name of selling shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Class A Ordinary Shares Owned Prior to Offering (2)	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After the Offering	Percentage of Class A Ordinary Shares Owned after the Offering
Zheng Mingjie (1)	1,139,472	21.90%	1,139,472	-	-%

(1)	The address of Zheng Mingjie is Room 1403, No. 16, Guanri West Second Lane, Huli District, Xiamen City, Fujian Province, China.

(2)	Applicable percentage ownership is based on 5,202,808 Class A Ordinary Shares issued and outstanding as of the date of this prospectus.

DESCRIPTION OF SHARE CAPITAL

Instead of reproducing in full the description of our share capital in this prospectus, we incorporate by reference the description of our Class A Ordinary Shares and related shareholder rights contained in our 2025 Annual Report, including the description of our registered securities set forth in Exhibit 2.1 (Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934) thereto (the “Description of Securities”). The Description of Securities is incorporated herein by reference and should be read in conjunction with this prospectus. Except as described herein and in the documents incorporated by reference in this prospectus, there have been no material changes to our share capital since the filing of the 2025 Annual Report.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2025 Annual Report which is herein incorporated by reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We were incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the U.S. and provides significantly less protection for investors than the U.S. Additionally, Cayman Islands companies may not have standing to sue in the federal courts of the U.S.

Most of our operations are conducted in Singapore and a majority of our consolidated assets are located outside of the United States. In addition, all of our directors and officers are nationals or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

Although we are incorporated outside the United States, we have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the U.S. federal securities laws or securities laws of any U.S. state or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Cayman Islands

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the U.S. federal securities laws or securities laws of any U.S. state.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our shareholder register in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts.

A holder of book-entry interests in our shares may become a registered shareholder of our Company by exchanging such holder’s interest in our shares for certificated shares and being registered in our shareholder register. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

Indonesia

The judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States are not enforceable in Indonesian Courts.

A foreign court judgment could be offered and accepted into evidence in a proceeding on the underlying claim in an Indonesian court and may be given such evidentiary weight as the Indonesian court may deem appropriate in its sole discretion. A claimant may be required to pursue claims in Indonesian courts on the basis of Indonesian law. A purchaser of the shares may not be able to enforce judgments against the Indonesian subsidiary obtained in the United States based upon certain of the civil liability provisions of the securities laws of the United States or any states thereof in Indonesian courts, and Indonesian courts may not enter judgments in original actions brought in Indonesian courts based solely upon the civil liability provision of the securities laws of the United States or any state thereof. Re-examination of the underlying claim would be required before the Indonesian court. We cannot assure you that the claims or remedies available under Indonesian law will be the same, or as extensive as those available in other jurisdictions. We cannot assure you that the claims or remedies available under Indonesian law will be the same, or as extensive as those available in other jurisdictions.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Class A Ordinary Shares covered hereby on any trading market, stock exchange or other trading facility on which the Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling the Class A Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell the Class A Ordinary Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Class A Ordinary Shares covered hereby, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these Class A Ordinary Shares to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these Class A Ordinary Shares. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Class A Ordinary Shares offered by this prospectus, which Class A Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Shareholder informs us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Ordinary Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Class A Ordinary Shares.

Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Shareholder confirms that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the Class A Ordinary Shares may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Class A Ordinary Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and are informing the Selling Shareholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2025.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Class A Ordinary Shares being registered for resale hereby and the offer and sale of the Class A Ordinary Shares by the Selling Shareholder. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee		$187.26
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Transfer agent fees	$	*
Miscellaneous Expenses	$	*
Total Expenses		$187.26

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the Class A Ordinary Shares offered under this prospectus under the laws of the Cayman Islands was passed upon by Conyers Dill & Pearman Pte. Ltd. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman Pte. Ltd. with respect to matters governed by Cayman Islands law. Legal matters as to Singapore law will be passed upon for us by Triangle Legal LLC. Legal matters as to Indonesia law will be passed upon for us by Bursa Kukum LLC.

EXPERTS

The financial statements of WEBUY GLOBAL LTD as of December 31, 2025 and 2024 and for the years respectively then ended included in this prospectus have been so included in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. OneStop Assurance PAC has offices at 10 Anson Rd, #21-14 International Plaza, Singapore 079903. Their telephone number is +65 96449531.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our latest annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026, as amended by Form 20-F/A filed with the SEC on May 13, 2026;

●	our current reports on Form 6-K, furnished to the SEC on May 6, 2026.

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on October 18, 2023, and any amendment or report filed for the purpose of updating such description;

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880
+65 8859 9762

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

1,139,472 Class A ordinary shares

WEBUY GLOBAL LTD

May 18, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. To the extent permitted by law, our second amended and restated articles of association provide that we will indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon the incorporation of the Company on August 29, 2022, we had an authorized share capital of $100,000. On August 29, 2022, in connection with NRI Share Swap Agreement, the Company acquired 100% of the issued shares of New Retail (being 16,644 shares comprising (a) 8,202 ordinary shares denominated in SGD, (b) 3,440 preference shares denominated in SGD, and (c) 5,002 preference shares denominated in USD) through the Share Swap. Following the Share Swap, New Retail became a wholly owned subsidiary of the Company and the former shareholders, holders of warrants, convertible notes and SAFE of New Retail held 100% of the issued ordinary shares of the Company. These shares were issued in reliance on the exemption under Regulation S of the Securities Act.

On May 2, 2023, we amended and restated our Memorandum and Articles of Association, increased the authorized share capital of the Company from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,100 divided into 100,100,000 shares of a par value of US$0.001 each and subdivided every issued and unissued share of par value of US$0.001 each to 2,600 shares of a par value of US$0.000000385 each (the “Share Subdivision”). We had 18,466 ordinary shares of par value of US$0.001 each issued and outstanding before the Share Subdivision. After the Share Subdivision, the authorized share capital of the Company was US$100,100 divided into 260,000,000,000 shares of a par value of US$0.000000385 each and there were 48,011,600 ordinary shares of a par value of US$0.000000385 each issued and outstanding.

On March 8, 2024, the Company held an EGM and effected an amendment to its amended and restated memorandum and articles of association, under which the authorized share capital, which was US$100,100 divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, was redesignated into (a) 259,950,000,000 Class A ordinary shares and (b) 50,000,000 Class B ordinary shares, among which the 21,395,400 authorized and issued and outstanding ordinary shares held by BIN XUE, GBUY GLOBAL LTD, and WEBUY TALENT LTD were re-designated and re-classified as 21,395,400 class B ordinary shares with a par value of US$0.000000385 each.

On December 18, 2024, the Company held an AGM at which the shareholders approved, among others, a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of not less than one (1)-for-ten (10) and not more than one (1)-for-forty (40) (the “Range”), with the exact ratio within the Range and the exact date to be determined by the Board in its sole discretion within 1 year. On January 15, 2025, the Board approved a share consolidation at a ratio of one (1)-for-forty (40), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, divided into (a) 259,950,000,000 Class A Ordinary Shares of a par value of US$0.000000385 each and (b) 50,000,000 Class B Ordinary Shares of a par value of US$0.000000385 each to US$100,100 divided into 6,500,000,000 shares of a nominal or par value of US$0.0000154 each in the share capital of the Company divided into 6,498,750,000 Class A Ordinary Shares of a nominal or par value of US$0.0000154 each and 1,250,000 Class B Ordinary Shares of a nominal or par value of US$0.0000154 each.

On March 21, 2025, the Company held an EGM and effected (i) a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of one (1)-for-three (3), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 6,500,000,000 ordinary shares of a par value of US$0.0000154 each comprising (a) 6,498,750,000 Class A Ordinary Shares of a par value of US$0.0000154 each and (b) 1,250,000 Class B Ordinary Shares of a par value of US$0.0000154 each, to US$100,100 divided into 2,166,666,666.666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A Ordinary Shares of a par value of US$0.0000462 each and (b) 416,666.666 Class B Ordinary Shares of a par value of US$0.0000462 each; and (ii) immediately following the share consolidation becoming effective, the authorized but unissued share capital of the Company was diminished by US$0.0000308 by the cancellation of the 0.666 authorized but unissued Class B Ordinary Shares with par value of US$0.0000462 each in the capital of the Company (the “Diminution”) such that immediately following the Diminution, the authorized share capital of the Company was US$100,099.9999692 divided into 2,166,666,666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A Ordinary Shares of a par value of US$0.0000462 each and (b) 416,666 Class B Ordinary Shares of a par value of US$0.0000462 each.

On November 19, 2025, PTWB, a 95% owned subsidiary of the Company, has incurred accounts payable in aggregate amount of US$614,430.06 to certain creditors, who designated an individual, Xue Guo Dong, a resident of the People’s Republic of China, to receive settlement on their behalf. On November 19, 2025, the Company decided to settle the accounts payable on behalf of PTWB by entering into debt settlement and mutual release agreements (the “Agreements”) with Xue Guo Dong. Pursuant to the Agreements, the Company would issue 391,357 Class A Ordinary Shares (the “Shares”), valued at US$1.57 per Share, which is the closing price as reported by Nasdaq on November 18, 2025. On November 26, the Company issued 391,357 Shares. The issuance was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Shares issued are restricted securities subject to applicable holding period and resale limitations under Rule 144.

On February 17, 2026, the Company issued an aggregate of 376,413 Class A Ordinary Shares upon the conversion of outstanding convertible loans pursuant to amended convertible loan agreements entered by and among the Company, New Retail, Hong Haicheng and Chen Yonglong. The shares were issued to Hong Haicheng (133,387 Class A Ordinary Shares) and Chen Yonglong (243,026 Class A Ordinary Shares) at a conversion price of $1.19 per share. The issuance was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The shares issued are restricted securities subject to applicable holding period and resale limitations under Rule 144.

On February 17, 2026, the Company entered into a debt settlement agreement (the “Debt Settlement Agreement”) with certain creditors (the “Creditors”) in connection with accounts payable in the aggregate amount of US$688,404.92 incurred by WTPL, New Retail, and TWW in the ordinary course of business. Pursuant to the Debt Settlement Agreement, the Company agreed to settle, discharge and release all outstanding accounts payable owed by the Subsidiaries to the Creditors through a debt-to-equity exchange, under which the Company issued an aggregate of 593,453 Class A Ordinary Shares (the “Settlement Shares”), at a deemed price of $1.16 per share, representing the closing price of the Company’s Class A Ordinary Shares on the Nasdaq Capital Market on February 13, 2026. The Creditors directed the Company to issue their respective Settlement Shares to Hongliang Mao on their behalf, while one Creditor received the Settlement Shares directly. The issuance of the Settlement Shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Settlement Shares constitute restricted securities and are subject to applicable holding period and resale limitations under Rule 144.

On February 19, 2026, the Company entered into a securities subscription agreement, as amended (the “PIPE Agreement”), with Zheng Mingjie (the “Investor”) on February 19, 2026, pursuant to which the Company agreed to issue and sell to the Investor its Class A Ordinary Shares, par value $0.0000462 per share, of the Company (the “PIPE Shares”) for an aggregate purchase price of US$1,000,000 (the “Purchase Price”) at a purchase price per share equal to 90% of the average closing price of the Company’s Class A Ordinary Shares on the Nasdaq Capital Market for the five (5) trading days immediately preceding the closing date. The Company received $600,000 on February 19, 2026, and the remaining Purchase Price of $400,000 on March 13, 2026. Based on the pricing formula set forth in the PIPE Agreement, the purchase price per share was calculated to be $0.8776. Accordingly, the Company issued 1,139,472 PIPE Shares to the Investor. The issuance of PIPE Shares issued in this private placement was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a transaction not involving a public offering.

On March 23, 2026, the Company entered into an ordinary share purchase agreement, dated as of March 23, 2026 (the “Ordinary Share Purchase Agreement”), with an institutional investor (the “ELOC Investor”) , whereby the Company has the right, but not the obligation, to sell to the ELOC Investor , and the ELOC Investor is obligated to purchase up to $20,000,000 of the Company’s Class A Ordinary Shares. Concurrently with the execution of the Ordinary Share Purchase Agreement, the Company and the ELOC Investor also entered into a Registration Rights Agreement, dated as of March 23, 2026, between the Company and the ELOC Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements to register under the Securities Act the offer and resale by the ELOC Investor of all of the Class A Ordinary Shares that may be issued and sold by the Company to the ELOC Investor from time to time under the Ordinary Share Purchase Agreement (each, a “Registration Statement”). Upon execution and delivery of the Ordinary Share Purchase Agreement, the Company issued 200,000 Class A Ordinary Shares to the ELOC Investor on March 23, 2026 as commitment shares.

On April 15, 2026, the Board and the compensation committee of the Company approved the entry into the following agreements with Bin Xue, the Company’s Chief Executive Officer, including (i) a share award agreement (the “Share Award Agreement”) with Mr. Xue on April 15, 2026, pursuant to which the Company agreed to issue 300,000 Class A Ordinary Shares to Mr. Xue as supplemental compensation for his services as Chief Executive Officer during FY2026. The shares vest immediately upon issuance, subject to a twelve (12) month lock-up period from the date of issuance. The fair value per share used to determine the number of Class A Ordinary Shares issuable under the Share Award Agreement was US$1.17 per share, based on a valuation mutually agreed by the Company and Mr. Xue, representing aggregate compensation of US$351,000; and (ii) a share purchase agreement (the “Share Purchase Agreement”) with Mr. Xue on April 15, 2026, pursuant to which Mr. Xue agreed to purchase, and the Company agreed to sell and issue, 100,000 Class B ordinary shares (the “Purchased Shares”), par value US$0.0000462 per share (“Class B Ordinary Shares”), at a purchase price per share equivalent to the market price per Class A Ordinary Share as quoted on the Nasdaq Capital Market. The aggregate subscription amount payable by Mr. Xue under the Share Purchase Agreement for the 100,000 Class B Ordinary Shares is US$117,000 (the “Purchase Price”), based on the purchase price of US$1.17 per share. The Company received the Purchase Price and issued the Purchased Shares on April 21, 2026. The Purchased Shares were issued in a private placement exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-8 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on May 18, 2026.

WEBUY GLOBAL LTD

By:	/s/ Bin Xue
Bin Xue
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bin Xue as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of the ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Xue	Chief Executive Officer and Chairman of the Board of Directors	May 18, 2026
Name: Bin Xue	(Principal Executive Officer)

/s/ Youyi Zhang	Chief Financial Officer	May 18, 2026
Name: Youyi Zhang	(Principal Accounting and Financial Officer)

/s/ William Tat-Nin Chang	Independent Director	May 18, 2026
Name: William Tat-Nin Chang

/s/ Lizhi Qiao	Independent Director	May 18, 2026
Name: Lizhi Qiao

/s/ Guo Jie	Independent Director	May 18, 2026
Name: Guo Jie

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 18, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to our registration statement on Form F-1 filed with the SEC on April 17, 2024)
4.1	Securities Subscription Agreement, dated February 19, 2026 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 6-K, filed February 25, 2026)
4.2	First Amendment to Securities Subscription Agreement, dated February 20, 2026 (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 6-K, filed February 25, 2026)
5.1	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Class A Ordinary Shares being registered
23.1	Consent of OneStop Assurance PAC
23.2	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)
107	Filing Fee table